UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 23, 2011

REGIONS FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	000-50831	63-0589368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 FIFTH AVENUE NORTH

BIRMINGHAM, ALABAMA 35203

(Address, including zip code, of principal executive office)

Registrant’s telephone number, including area code: (205) 326-5807

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensation Determinations for Named Executive Officers.

On February 23, 2011, the Compensation Committee of the Board of Directors of Regions Financial Corporation (“Regions”) took actions related to compensation of certain executive officers. As contemplated by the Interim Final Rule on TARP Standards for Compensation and Corporate Governance, the Compensation Committee had previously established annual rates of periodic payments (often referred to as “salary stock”) for the named executive officers. Effective February 23, 2011, the Committee approved continuing annual rates of so-called salary stock for 2011 at the same rate as established for 2010 for each of the following officers: O.B. Grayson Hall, Jr. as President and Chief Executive Officer, David J. Turner, Jr. as Senior Executive Vice President and Chief Financial Officer, David B. Edmonds as Senior Executive Vice President and Chief Administrative Officer, and John B. Owen as Senior Executive Vice President and Head of Consumer Services. In addition, the Committee approved a salary stock award for 2011 for John C. Carson, Jr. as Managing Director and Chief Executive Officer of Morgan Keegan in the amount of $500,000 annually. These rates are effective as of January 1, 2011. This so-called salary stock will be granted in the form of restricted stock units, with units granted being payable in cash in two equal annual installments on January 1, 2012 and January 1, 2013. The form of 2011 Annual Salary Stock Unit Award Agreement, which governs the payment of these restricted stock units is attached hereto as Exhibit 10.1.

In addition to approving salary stock awards as set forth above, the Compensation Committee took additional actions related to compensation for the year ending December 31, 2010, which are designed to comply with the TARP Standards. As required by the TARP Standards, Regions will not pay cash bonuses for 2010 to its named executive officers but has determined to grant TARP-permitted long-term restricted stock awards for 2010 to its named executive officers. The Committee determined to issue these grants at 70% of the maximum amount allowable under the TARP Standards, and therefore, on February 23, 2011, each officer was granted the following number of shares of restricted stock: 156,504 shares for O.B. Grayson Hall, Jr. as President and Chief Executive Officer, 51,030 shares for David J. Turner, Jr. as Senior Executive Vice President and Chief Financial Officer, 52,168 shares for David B. Edmonds as Senior Executive Vice President and Chief Administrative Officer, 56,152 shares for John B. Owen as Senior Executive Vice President and Head of Consumer Services and 71,138 shares for John C. Carson, Jr. as Managing Executive Director and Chief Executive Officer of Morgan Keegan. These restricted stock grants vest after three years and are subject to certain transfer restrictions until repayment of TARP. The form of TARP Restricted Stock Award Agreement is attached hereto as Exhibit 10.2.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1 Exhibit 10.2	Form of 2011 Annual Salary Stock Unit Award Agreement Form of TARP Restricted Stock Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGIONS FINANCIAL CORPORATION

By:	/s/ John D. Buchanan
Name:	John D. Buchanan
Title:	Senior Executive Vice President,
General Counsel and Corporate
Secretary

Date: February 25, 2011